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                                IFR SYSTEMS, INC.
         Exhibit (11) - Statement Re: Computation of Earnings Per Share


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                                                       1996           1995           1994
                                                    ----------     ----------     ----------
                                                    (000'S OMITTED, EXCEPT PER SHARE DATA)
PRIMARY:
Average shares outstanding                             5,496          5,314          5,237
Net effect of dilutive stock
    options-based on the treasury
    stock method using average
    market  price                                        155            142            56
                                                  ----------     ----------     ----------
Totals                                                 5,651          5,456         5,293
                                                  ----------     ----------     ----------
                                                  ----------     ----------     ----------
Net Income                                        $    4,761     $    2,251     $     987
                                                  ----------     ----------     ----------
                                                  ----------     ----------     ----------
Per Share Amount                                  $     0.84     $     0.41     $    0.19
                                                  ----------     ----------     ----------
                                                  ----------     ----------     ----------


FULLY DILUTED:
Average shares outstanding                             5,496          5,314          5,237
Net effect of dilutive stock
    options-based on the treasury
    stock method using the period-
    end market price, if greater
    than average market price                            177            212             56
Assumed conversion of 10%
    convertible notes                                     13            119           153
                                                  ----------     ----------     ----------
Totals                                                 5,686          5,645         5,446
                                                  ----------     ----------     ----------
                                                  ----------     ----------     ----------

Net Income                                        $    4,761     $    2,251     $     987
Add 10% convertible note interest,
    net of federal income tax effect                       7             58            81
                                                  ----------     ----------     ----------
Totals                                            $    4,768     $    2,309     $   1,068
                                                  ----------     ----------     ----------
                                                  ----------     ----------     ----------
Per Share Amount                                  $     0.84     $     0.41     $    0.20
                                                  ----------     ----------     ----------
                                                  ----------     ----------     ----------
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